Exhibit 32

CERTIFICATION OF 10-Q REPORT OF

ZYNEX, INC.
FOR THE QUARTER ENDED SEPTEMBER 30, 2010

Each of the undersigned hereby certifies, for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Zynex, Inc. (“Zynex”), that to his knowledge:

1.
The quarterly report on Form 10-Q for the quarter ended September 30, 2010 (the “10-Q Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of Zynex for the period covered by the 10-Q Report.

Dated:    November 12, 2010.

/s/ Thomas Sandgaard
Thomas Sandgaard
President and Chief Executive Officer

/s/ Anthony A. Scalese
Anthony A. Scalese
Chief Financial Officer

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the 10-Q Report. A signed original of this statement has been provided to Zynex and will be retained by Zynex and furnished to the Securities and Exchange Commission or its staff upon request.